Exhibit 99.1

EARNINGS RELEASE
PR Contact: Laurie Schalow
(949) 524-4035
MediaRelations@chipotle.com IR Contact: Cindy Olsen, CFA (949) 524-4205 Cindy.Olsen@chipotle.com

Chipotle ANNOUNCES FOURTH QUARTER AND FULL YEAR 2022 RESULTS

FY22 Operating income increases 44.2% and comparable restaurant sales increase 8.0% as margins expand

NEWPORT BEACH, Calf. – February 7, 2023 – Chipotle Mexican Grill, Inc. (NYSE: CMG) today reported financial results for its fourth quarter and fiscal year ended December 31, 2022.

Fourth quarter highlights, year over year:

•	Total revenue increased 11.2% to $2.2 billion
•	Comparable restaurant sales increased 5.6%
•	In-restaurant sales increased 17.5%, while digital sales[1] represented 37.4% of food and beverage revenue
•	Operating margin was 13.6%, an increase from 8.1%
•	Restaurant level operating margin was 24.0%[2], an increase of 380 basis points
•

Diluted earnings per share was $8.02,  compared to $4.69. Adjusted diluted earnings per share, which excludes a $0.27 after-tax impact from expenses related to certain legal proceedings, the 2018 performance share COVID-19 related modification, and corporate restructuring, was $8.29, a 48.6% increase from $5.58.[2]

•	Opened 100 new restaurants with 90 locations including a Chipotlane

Full year 2022 highlights, year over year:

•	Total revenue increased 14.4% to $8.6 billion
•	Comparable restaurant sales increased 8.0%
•	In-restaurant sales increased 26.4%, while digital sales[1] represented 39.4% of food and beverage revenue
•	Operating margin was 13.4%, an increase from 10.7%
•	Restaurant level operating margin was 23.9%[2], an increase of 130 basis points
•

Diluted earnings per share was $32.04, a 39.9%  increase from $22.90.  Adjusted diluted earnings per share, which excludes a $0.74 after-tax impact from expenses related to certain legal proceedings,  the 2018 performance share COVID-19 related modification,  corporate restructuring, employee separation costs, restaurant asset impairment and closure costs, and certain other costs, partially offset by an unrealized gain on investments, was $32.78, a 29.0%  increase from $25.42.[2]

•	Opened 236 new restaurants with 202 locations including a Chipotlane

1 Refer to definition of digital sales below. We updated the definition of digital sales in the first quarter of 2022 to include revenue deferrals related to Chipotle Rewards. We made this change to allow for a reconciliation to total food and beverage revenue as we now present In-restaurant sales.

2 Restaurant level operating margin, adjusted diluted earnings per share, adjusted net income, non-GAAP general and administrative expenses, and non-GAAP effective income tax rate are non-GAAP financial measures. Reconciliations to GAAP measures and further information are set forth in the table at the end of this press release.

"We delivered strong growth in 2022, expanding average unit volumes and restaurant level margin, while opening the highest number of new restaurants in six years, despite facing a challenging and fluid macro environment," said Brian Niccol, Chairman and CEO, Chipotle. "Our continued focus on recruiting and retaining the best people, delivering Chipotle’s operational standards with delicious food prepared fresh daily uniquely positions Chipotle to successfully expand to 7,000 restaurants over the long term.”

Results for the three months ended December 31, 2022:

Total revenue in the fourth quarter was $2.2 billion, an increase of 11.2% compared to the fourth quarter of 2021. The increase in total revenue was driven by a 5.6% increase in comparable restaurant sales and new restaurant openings. Our in-restaurant sales increased 17.5% in the three months ended December 31, 2022, as compared to the three months ended December 31, 2021, while digital sales represented 37.4% of total food and beverage revenue.

We opened 100 new restaurants during the fourth quarter with 90 locations including a Chipotlane. These formats continue to perform well and are helping enhance guest access and convenience, as well as increase new restaurant sales, margins, and returns.

Food, beverage and packaging costs in the fourth quarter were 29.3% of total revenue, a decrease of 230 basis points compared to the fourth quarter of 2021.  Food costs benefited from menu price increases and, to a lesser extent, lower avocado prices. These benefits were partially offset by inflation across the menu primarily due to higher costs for dairy and tortillas.

Restaurant level operating margin was 24.0%, an increase from 20.2% in the fourth quarter of 2021. The improvement was primarily due to the benefit of sales leverage and, to a lesser extent, lower delivery fees associated with a lower volume of delivery transactions, partially offset by wage inflation and higher food costs.

General and administrative expenses for the fourth quarter were $135.1 million on a GAAP basis, or $129.4 million2 on a non-GAAP basis, excluding $3.7 million related to certain legal proceedings, $1.1 million for a COVID-19 related modification to our 2018 performance shares made in December 2020, and $0.9 million related to corporate restructuring.  General and administrative expenses for the fourth quarter of 2022 also include $118.9 million of underlying general and administrative expenses, $18.3 million of non-cash stock compensation and an $8.5 million benefit from lower performance-based bonus accruals.

The GAAP effective income tax rate was 26.3% in the fourth quarter of 2022, compared to 20.3% in the fourth quarter of 2021. The increase in the tax rate was primarily due to lower excess tax benefits from equity vesting and exercises, and a net increase in uncertain tax position reserves in 2022 compared to 2021. On a non-GAAP basis, the 2022 fourth quarter effective income tax rate was 25.1%2.

Net income for the fourth quarter of 2022 was $223.7 million, or $8.02 per diluted share, compared to $133.5 million, or $4.69 per diluted share, in the fourth quarter of 2021.  Excluding the after-tax impact of expenses related to certain legal proceedings, the 2018 performance share COVID-19 related modification, and corporate restructuring, adjusted net income for the fourth quarter 2022 was $231.4 million2 and adjusted diluted earnings per share was $8.292.

During the fourth quarter, our Board of Directors approved the investment of up to an additional $200 million, exclusive of commissions, to repurchase shares of our common stock, subject to market conditions. Including this repurchase authorization, $413.9 million was available as of December 31, 2022. The repurchase authorization may be modified, suspended, or discontinued at any time. We repurchased $198.9 million of stock at an average price per share of $1,486.74 during the fourth quarter.

Results for the full year ended December 31, 2022:

Total revenue for 2022 was $8.6 billion, an increase of 14.4% compared to 2021. The increase in total revenue was driven by an 8.0% increase in comparable restaurant sales and new restaurant openings. Our in-restaurant sales increased 26.4% for the year ended December 31, 2022, as compared to the year ended December 31, 2021, while digital sales represented 39.4% of total food and beverage revenue.

We opened 236 new restaurants during the year, bringing the total restaurant count at year-end to 3,187. Of the 236 new restaurants opened during the year, 202 locations included a Chipotlane. We had a total of 571 Chipotlanes as of year-end.

2 Restaurant level operating margin, adjusted diluted earnings per share, adjusted net income, non-GAAP general and administrative expenses, and non-GAAP effective income tax rate are non-GAAP financial measures. Reconciliations to GAAP measures and further information are set forth in the table at the end of this press release.

Food, beverage and packaging costs for 2022 were 30.1% of total revenue, a decrease of 50 basis points compared to 2021.  The benefit of menu price increases was partially offset by inflation across the menu primarily due to higher costs for avocados, packaging, dairy, beef and chicken.

Restaurant level operating margin for 2022 was 23.9%, an increase from 22.6% in 2021.  The improvement was primarily due to the benefit of sales leverage and, to a lesser extent, lower delivery fees associated with a lower volume of delivery transactions, partially offset by higher food costs and wage inflation.

General and administrative expenses for 2022 were $564.2 million on a GAAP basis, or $539.8 million2 on a non-GAAP basis, excluding $9.5 million related to certain legal proceedings, $7.4 million for a COVID-19 related modification to our 2018 performance shares made in December 2020,  $3.9 million related to corporate restructuring, and $3.5 million of employee separation costs. General and administrative expenses for full year 2022 also include $440.9 million of underlying general and administrative expenses, $84.9 million of non-cash stock compensation,  $13.8 million related to the biennial all-manager conference, $7.7 million of employer taxes from equity vesting and exercises, and a $10.3 million benefit from lower performance-based accruals.

The GAAP effective income tax rate was 23.9% in 2022, compared to 19.7% in 2021.  The increase in the tax rate was primarily due to lower excess tax benefits from equity vesting and exercises, and a decrease in tax benefits related to return to provision adjustments in 2022 compared to 2021. On a non-GAAP basis, the 2022 full year effective income tax rate was 23.2%2.

Net income for 2022 was $899.1 million, or $32.04 per diluted share, compared to net income of $653.0 million, or $22.90 per diluted share for 2021.  Excluding a $0.74 per share after-tax impact from expenses related to certain legal proceedings, the 2018 performance share COVID-19 related modification,  corporate restructuring, employee separation costs, restaurant asset impairment and closure costs, and certain other costs, partially offset by an unrealized gain on investments, adjusted net income for 2022 was $919.8 million2 and adjusted diluted earnings per share was $32.782.

More information will be available in our Annual Report on Form 10-K, which we expect to file with the SEC in early February 2023.

Outlook

For 2023, management is anticipating the following:

•	Based on January comparable restaurant sales growth in the low-double-digits, we anticipate first quarter comparable restaurant sales growth in the high-single-digits
•	255 to 285 new restaurant openings (including 10 to 15 relocations to add a Chipotlane), which assumes utility, construction, permit and material supply delays do not worsen
•	An estimated underlying effective full year tax rate between 25% and 27% before discrete items

Definitions

The following definitions apply to these terms as used throughout this release:

•

Comparable restaurant sales, or sales comps, and comparable restaurant transactions, represent the change in period-over-period total revenue or transactions for restaurants in operation for at least 13 full calendar months.

•	Average restaurant sales refer to the average trailing 12-month food and beverage revenue for restaurants in operation for at least 12 full calendar months.
•	Restaurant level operating margin represents total revenue less direct restaurant operating costs, expressed as a percent of total revenue.
•

Digital sales represent food and beverage revenue generated through the Chipotle website, Chipotle app or third-party delivery aggregators. Digital sales includes revenue deferrals associated with Chipotle Rewards.

•	In-restaurant sales represent food and beverage revenue generated on-premise. In-restaurant sales includes revenue deferrals associated with Chipotle Rewards.

2 Restaurant level operating margin, adjusted diluted earnings per share, adjusted net income, non-GAAP general and administrative expenses, and non-GAAP effective income tax rate are non-GAAP financial measures. Reconciliations to GAAP measures and further information are set forth in the table at the end of this press release.

Conference Call Details

Chipotle will host a conference call on Tuesday, February 7, 2023, at 4:30 PM Eastern time to discuss fourth quarter and full year 2022 financial results, as well as provide a business update for the 2023 first quarter.

The conference call can be accessed live over the phone by dialing 1-888-317-6003, or for international callers by dialing 1-412-317-6061, and use code: 4324468. The call will be webcast live from the company's website on the investor relations page at ir.chipotle.com/events. An archived webcast will be available approximately one hour after the end of the call.

About Chipotle

Chipotle Mexican Grill, Inc. (NYSE: CMG) is cultivating a better world by serving responsibly sourced, classically-cooked, real food with wholesome ingredients without artificial colors, flavors or preservatives. Chipotle had nearly 3,200 restaurants as of December 31, 2022, in the United States, Canada, the United Kingdom, France and Germany and is the only restaurant company of its size that owns and operates all its restaurants. Chipotle is ranked on the Fortune 500 and is recognized on the 2022 list for Fortune’s Most Admired Companies. With over 100,000 employees passionate about providing a great guest experience, Chipotle is a longtime leader and innovator in the food industry. Chipotle is committed to making its food more accessible to everyone while continuing to be a brand with a demonstrated purpose as it leads the way in digital, technology and sustainable business practices. For more information or to place an order online, visit WWW.CHIPOTLE.COM.

Forward-Looking Statements

Certain statements in this press release and in the February 7, 2023, conference call are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, including statements under “Outlook” about our goals for number of future Chipotle restaurants, restaurants with Chipotlanes and rate of expansion, future comparable restaurant sales growth, future estimated tax rates, future cash flow, and future long-term prospects. We use words such as “anticipate”, “believe”, “could”, “should”, “may”, “approximately”, “estimate”, “expect”, “intend”, “project”, “target”, and similar terms and phrases, including references to assumptions, to identify forward-looking statements. The forward-looking statements in this press release are based on currently available operating, financial and competitive information available to us as of the date of this release and we assume no obligation to update these forward-looking statements. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those described in the statements, including but not limited to: uncertainty regarding the resurgence of COVID-19 infections, the circulation of novel variants of COVID-19 and its ultimate impact on our business, including supply chain disruptions and difficulties in acquiring restaurant equipment, impact on guest traffic, restaurant sales and operating costs and the ability of our third-party suppliers and business partners to fulfill their responsibilities and commitments; increasing wage inflation and the competitive labor market, which impacts our ability to attract and retain qualified employees and has resulted in occasional staffing shortages; the impact of any union organizing efforts and our responses to such efforts; increasing supply costs (including beef, avocados and packaging); risks of food safety incidents and food-borne illnesses; risks associated with our reliance on certain information technology systems and potential material failures or interruptions; privacy and cyber security risks related to our acceptance of electronic payments or electronic processing of confidential customer or employee information, including through our digital app; the impact of competition, including from sources outside the restaurant industry; the financial impact of increasing our average hourly wages; the impact of federal, state or local government regulations relating to our employees, employment practices, restaurant design and construction, and the sale of food or alcoholic beverages; our ability to achieve our planned growth, such as the availability of suitable new restaurant sites and the availability of construction materials and contractors; increases in ingredient and other operating costs due to our Food With Integrity philosophy, tariffs or trade restrictions and supply shortages; the uncertainty of our ability to achieve expected levels of comparable restaurant sales due to factors such as changes in consumers' perceptions of our brand, including as a result of actual or rumored food safety concerns or other negative publicity, decreased consumer spending (including as a result of higher inflation, mass layoffs, fear of possible recession and higher energy prices), or the inability to increase menu prices or realize the benefits of menu price increases; risks associated with our digital business, including risks arising from our reliance on third party delivery services; risks relating to litigation, including possible governmental actions related to food safety incidents and potential class action litigation regarding employment laws, advertising claims or other matters; and other risk factors described from time to time in our SEC reports, including our annual report on Form 10-K and quarterly reports on Form 10-Q, all of which are available on the investor relations page of our website at ir.Chipotle.com.

CHIPOTLE MEXICAN GRILL, INC.

CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share data)

(unaudited)

	Three months ended December 31,
	2022		2021
Food and beverage revenue	$2,163,907	99.2%	$1,939,405	98.9%
Delivery service revenue	16,692	0.8	21,228	1.1
Total revenue	2,180,599	100.0	1,960,633	100.0
Restaurant operating costs (exclusive of depreciation and amortization shown separately below):
Food, beverage and packaging	638,851	29.3	620,150	31.6
Labor	558,914	25.6	516,829	26.4
Occupancy	118,648	5.4	107,184	5.5
Other operating costs	341,644	15.7	320,452	16.3
General and administrative expenses	135,073	6.2	159,777	8.1
Depreciation and amortization	74,012	3.4	66,262	3.4
Pre-opening costs	11,341	0.5	6,984	0.4
Impairment, closure costs, and asset disposals	5,785	0.3	4,699	0.2
Total operating expenses	1,884,268	86.4	1,802,337	91.9
Income from operations	296,331	13.6	158,296	8.1
Interest and other income, net	7,057	0.3	9,263	0.5
Income before income taxes	303,388	13.9	167,559	8.5
Benefit/(provision) for income taxes	(79,661)	(3.7)	(34,084)	(1.7)
Net income	$223,727	10.3%	$133,475	6.8%
Earnings per share:
Basic	$8.08		$4.75
Diluted	$8.02		$4.69
Weighted-average common shares outstanding:
Basic	27,684		28,119
Diluted	27,899		28,485

CHIPOTLE MEXICAN GRILL, INC.

CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share data)

	Year ended December 31,
	2022		2021
	(unaudited)
Food and beverage revenue	$8,558,001	99.1%	$7,457,169	98.8%
Delivery service revenue	76,651	0.9	89,892	1.2
Total revenue	8,634,652	100.0	7,547,061	100.0
Restaurant operating costs (exclusive of depreciation and amortization shown separately below):
Food, beverage and packaging	2,602,245	30.1	2,308,631	30.6
Labor	2,197,958	25.5	1,917,761	25.4
Occupancy	460,425	5.3	416,606	5.5
Other operating costs	1,311,905	15.2	1,197,054	15.9
General and administrative expenses	564,191	6.5	606,854	8.0
Depreciation and amortization	286,826	3.3	254,657	3.4
Pre-opening costs	29,560	0.3	21,264	0.3
Impairment, closure costs, and asset disposals	21,139	0.2	19,291	0.3
Total operating expenses	7,474,249	86.6	6,742,118	89.3
Income from operations	1,160,403	13.4	804,943	10.7
Interest and other income, net	21,128	0.2	7,820	0.1
Income before income taxes	1,181,531	13.7	812,763	10.8
Benefit/(provision) for income taxes	(282,430)	(3.3)	(159,779)	(2.1)
Net income	$899,101	10.4%	$652,984	8.7%
Earnings per share:
Basic	$32.28		$23.21
Diluted	$32.04		$22.90
Weighted-average common shares outstanding:
Basic	27,851		28,132
Diluted	28,062		28,511

CHIPOTLE MEXICAN GRILL, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

	December 31,
	2022	2021
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$384,000	$815,374
Accounts receivable, net	106,880	99,599
Inventory	35,668	32,826
Prepaid expenses and other current assets	86,412	78,756
Income tax receivable	47,741	94,064
Investments	515,136	260,945
Total current assets	1,175,837	1,381,564
Leasehold improvements, property and equipment, net	1,951,147	1,769,278
Long-term investments	388,055	274,311
Restricted cash	24,966	30,856
Operating lease assets	3,302,402	3,118,294
Other assets	63,158	56,716
Goodwill	21,939	21,939
Total assets	$6,927,504	$6,652,958
Liabilities and shareholders' equity
Current liabilities:
Accounts payable	$184,566	$163,161
Accrued payroll and benefits	170,456	162,405
Accrued liabilities	147,539	173,052
Unearned revenue	183,071	156,351
Current operating lease liabilities	236,248	218,713
Total current liabilities	921,880	873,682
Long-term operating lease liabilities	3,495,162	3,301,601
Deferred income tax liabilities	98,623	141,765
Other liabilities	43,816	38,536
Total liabilities	4,559,481	4,355,584
Shareholders' equity:
Preferred stock, $0.01 par value, 600,000 shares authorized, no shares issued as of December 31, 2022 and December 31, 2021, respectively	-	-
Common stock, $0.01 par value, 230,000 shares authorized, 37,320 and 37,132 shares issued as of December 31, 2022 and December 31, 2021, respectively	373	371
Additional paid-in capital	1,829,304	1,729,312
Treasury stock, at cost, 9,693 and 9,052 common shares as of December 31, 2022 and December 31, 2021, respectively	(4,282,014)	(3,356,102)
Accumulated other comprehensive loss	(7,888)	(5,354)
Retained earnings	4,828,248	3,929,147
Total shareholders' equity	2,368,023	2,297,374
Total liabilities and shareholders' equity	$6,927,504	$6,652,958

CHIPOTLE MEXICAN GRILL, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Year ended December 31,
	2022	2021
	(unaudited)
Operating activities
Net income	$899,101	$652,984
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	286,826	254,657
Deferred income tax provision	(43,195)	(12,357)
Impairment, closure costs, and asset disposals	20,738	17,086
Provision for credit losses	(760)	493
Stock-based compensation expense	98,030	176,392
Other	(16,202)	(4,599)
Changes in operating assets and liabilities:
Accounts receivable	(14,026)	(1,687)
Inventory	(3,011)	(6,392)
Prepaid expenses and other current assets	(14,660)	(26,826)
Operating lease assets	234,273	223,837
Other assets	(346)	3,993
Accounts payable	18,208	21,440
Accrued payroll and benefits	9,864	(44,555)
Accrued liabilities	(27,964)	10,997
Unearned revenue	33,374	34,387
Income tax payable/receivable	46,262	193,379
Operating lease liabilities	(207,186)	(207,164)
Other long-term liabilities	3,853	(3,984)
Net cash provided by operating activities	1,323,179	1,282,081
Investing activities
Purchases of leasehold improvements, property and equipment	(479,164)	(442,475)
Purchases of investments	(614,416)	(429,350)
Maturities of investments	263,548	345,748
Proceeds from sale of equipment	-	4,035
Net cash used in investing activities	(830,032)	(522,042)
Financing activities
Acquisition of treasury stock	(830,140)	(466,462)
Tax withholding on stock-based compensation awards	(98,970)	(79,870)
Other financing activities	(294)	(2,274)
Net cash used in financing activities	(929,404)	(548,606)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(1,007)	(1,039)
Net change in cash, cash equivalents, and restricted cash	(437,264)	210,394
Cash, cash equivalents, and restricted cash at beginning of year	846,230	635,836
Cash, cash equivalents, and restricted cash at end of year	$408,966	$846,230
Supplemental disclosures of cash flow information
Income taxes paid (refunded)	$275,796	$(17,831)
Purchases of leasehold improvements, property, and equipment accrued in accounts payable and accrued liabilities	$72,021	$63,802
Acquisition of treasury stock accrued in accounts payable and accrued liabilities	$4,497	$7,695

CHIPOTLE MEXICAN GRILL, INC.

SUPPLEMENTAL FINANCIAL AND OTHER DATA

(dollars in thousands)

(unaudited)

	For the three months ended
	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,
	2022	2022	2022	2022	2021
Number of restaurants opened	100	43	42	51	78
Restaurant closures	-	(1)	(1)	(1)	-
Restaurant relocations	(3)	(4)	(3)	(2)	(4)
Number of restaurants at end of period	3,187	3,090	3,052	3,014	2,966
Average restaurant sales	$2,824	$2,796	$2,747	$2,684	$2,641
Average restaurant sales, excluding delivery MPD(1)	$2,719	$2,701	$2,657	$2,598	$2,562
Comparable restaurant sales increase	5.6%	7.6%	10.1%	9.0%	15.2%

(1) Average restaurant sales, excluding delivery menu price differential ("MPD") represents average restaurant sales, as defined above, adjusted to remove the impact of higher menu prices for delivery. This is intended to illustrate our underlying food and beverage sales per restaurant.

CHIPOTLE MEXICAN GRILL, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

The following tables provide a reconciliation of non-GAAP financial measures presented in the text above to the most directly comparable financial measures calculated and presented in accordance with GAAP.

Adjusted net income is net income excluding expenses related to restaurant asset impairment, corporate restructuring, certain legal proceedings, stock-based compensation modification expense, unrealized gains on equity investments, separation costs, and certain other costs. Adjusted general and administrative expense is general and administrative expense excluding transformation expenses, certain legal proceedings, stock-based compensation modification expense, separation costs, and certain other costs. The adjusted effective income tax rate is the effective income tax rate adjusted to reflect the after tax impact of non-GAAP adjustments. Restaurant Level Operating Margin, a non-GAAP financial measure, is equal to the revenues generated by our restaurants less their direct operating costs which consist of food, beverage and packaging, labor, occupancy and other operating costs. This performance measure primarily includes the costs that restaurant level managers can directly control and excludes other costs that are essential to conduct our business. Management uses restaurant level operating margin as a measure of restaurant performance. Management believes restaurant level operating margin is useful to investors in that it highlights trends in our core business that may not otherwise be apparent to investors when relying solely on GAAP financial measures. We present these non-GAAP measures in order to facilitate meaningful evaluation of our operating performance across periods. These adjustments are intended to provide greater transparency of underlying performance and to allow investors to evaluate our business on the same basis as our management, which uses these non-GAAP measures in evaluating the company’s performance. Our adjusted net income, adjusted diluted earnings per share, adjusted general and administrative expenses, adjusted effective income tax rate and restaurant level operating margin measures may not be comparable to other companies’ adjusted measures. These adjustments are not necessarily indicative of what our actual financial performance would have been during the periods presented and should be viewed in addition to, and not as an alternative to, our results prepared in accordance with GAAP. Further details regarding these adjustments are included in the tables below.

CHIPOTLE MEXICAN GRILL, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Adjusted Net Income and Adjusted Diluted Earnings per Share

(in thousands, except per share amounts)

(unaudited)

	Three months ended		Year ended
	December 31,		December 31,
	2022	2021	2022	2021
Net income	$223,727	$133,475	$899,101	$652,984
Non-GAAP adjustments:
Restaurant costs:
Operating lease asset impairment and other restaurant costs(1)	-	1,090	1,738	3,722
Duplicate rent expense(2)	-	12	-	152
Corporate Restructuring:
Operating lease asset impairment and other office closure costs(3)	-	-	-	332
Duplicate rent expense(2)	881	1,237	3,937	4,964
Employee related restructuring costs(4)	-	54	-	449
Legal proceedings(5)	3,718	18,025	9,516	20,117
Stock-based compensation modification expense(6)	1,117	7,619	7,411	63,077
Unrealized gain on equity investments(7)	-	-	(10,410)	-
Separation costs(8)	-	-	3,538	-
Other adjustments(9)	-	-	961	897
Total non-GAAP adjustments	$5,716	$28,037	$16,691	$93,710
Tax effect of non-GAAP adjustments above(10)	1,951	(2,434)	4,003	(6,492)
Other tax non-GAAP adjustments(11)	-	-	-	(15,423)
After tax impact of non-GAAP adjustments	$7,667	$25,603	$20,694	$71,795
Adjusted net income	$231,394	$159,078	$919,795	$724,779

Diluted weighted-average number of common shares outstanding	27,899	28,485	28,062	28,511
Diluted earnings per share	$8.02	$4.69	$32.04	$22.90
Adjusted diluted earnings per share	$8.29	$5.58	$32.78	$25.42

(1) Operating lease asset impairment charges and other expenses for restaurants due to closures, relocations, or underperformance.
(2) Duplicate rent expense for the corporate headquarter relocation and office consolidation announced in May 2018 and rent expense for closed restaurants announced in June 2018.
(3) Asset impairment charges and other closure expenses for the corporate headquarter relocation and office consolidation announced in May 2018.
(4) Costs for recruitment, relocation costs, third party and other employee-related costs.
(5) Charges relate to estimated settlements for distinct legal matters that exceeded or are expected to exceed typical costs for these types of legal proceedings.
(6) Charges for a COVID-19 related modification made in December 2020 to our 2018 performance shares.

(7) Unrealized gain on equity investments based on a subsequent investment by an unrelated party in one of our investees, which subsequent investment represents an observable price change in an orderly transaction for a similar investment of the same issuer.

(8) Expenses related to an employee separation, which consist of incremental compensation costs net of forfeitures of stock-based compensation.

(9) For the year ended December 31, 2022, other adjustments consist of impairment for charges for certain corporate assets of $961. For the year ended December 31, 2021, other adjustments consist of asset impairment charges for equipment related to a discontinued restaurant initiative and certain corporate equipment of $850 and consulting fees associated with the calculation of our non-recurring tax benefit of $47.

(10) Adjustments relate to the tax effect of non-GAAP adjustments, which were determined based on the nature of the underlying non-GAAP adjustments and their relevant jurisdictional tax rates.

(11) Primarily relates to the tax benefit from the federal net operating loss generated on our federal income tax return and carried back to prior years. The tax benefit is due to the federal income tax rate differential between the 2021 and 2020 rate of 21% and the 2015-2017 rate of 35%.

CHIPOTLE MEXICAN GRILL, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Adjusted General and Administrative Expenses

(in thousands)

(unaudited)

	Three months ended		Year ended
	December 31,		December 31,
	2022	2021	2022	2021
General and administrative expenses	$135,073	$159,777	$564,191	$606,854
Non-GAAP adjustments:
Restructuring expense(1)	(881)	(1,303)	(3,937)	(5,565)
Legal proceedings(2)	(3,718)	(18,025)	(9,516)	(20,117)
Stock-based compensation modification expense(3)	(1,117)	(7,619)	(7,411)	(63,077)
Separation costs(4)	-	-	(3,538)	-
Other adjustments(5)	-	-	-	(47)
Total non-GAAP adjustments	$(5,716)	$(26,947)	$(24,402)	$(88,806)
Adjusted general and administrative expenses	$129,357	$132,830	$539,789	$518,048

(1) Duplicate rent expense for office and restaurant closures announced in June 2018 due to the corporate restructuring and underperformance of $881 and $3,937 for the three months and year ended December 31, 2022, respectively.

(2) Charges related to estimated settlements for distinct legal matters that exceeded or are expected to exceed typical costs for these types of legal proceedings.
(3) Charges for a COVID-19 related modification made in December 2020 to our 2018 performance shares.
(4) Expenses related to an employee separation, which consist of incremental compensation costs net of forfeitures of stock-based compensation.
(5) For the year ended December 31, 2021, other adjustments consist of consulting fees associated with the calculation of our non-recurring tax benefit.

CHIPOTLE MEXICAN GRILL, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Adjusted Effective Income Tax Rate

(unaudited)

	Three months ended		Year ended
	December 31,		December 31,
	2022	2021	2022	2021
Effective income tax rate	26.3%	20.3%	23.9%	19.7%
Tax impact of non-GAAP adjustments(1)	(1.2)	(1.6)	(0.7)	0.3
Adjusted effective income tax rate	25.1%	18.7%	23.2%	20.0%

(1) Adjustments relate to the tax effect of non-GAAP adjustments, which were determined based on the nature of the underlying non-GAAP adjustments and their relevant jurisdictional tax rates.

CHIPOTLE MEXICAN GRILL, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Restaurant Level Operating Margin

(in thousands)

(unaudited)

	Three months ended December 31,
	2022	Percent of total revenue	2021	Percent of total revenue
Income from operations	$296,331	13.6%	$158,296	8.1%
Non-GAAP Adjustments:
General and administrative expenses	135,073	6.2	159,777	8.1
Depreciation and amortization	74,012	3.4	66,262	3.4
Pre-opening costs	11,341	0.5	6,984	0.4
Impairment, closure costs, and asset disposals	5,785	0.3	4,699	0.2
Total non-GAAP Adjustments	$226,211	10.4%	$237,722	12.1%
Restaurant level operating margin	$522,542	24.0%	$396,018	20.2%

	Year ended December 31,
	2022	Percent of total revenue	2021	Percent of total revenue
Income from operations	$1,160,403	13.4%	$804,943	10.7%
Non-GAAP Adjustments:
General and administrative expenses	564,191	6.5	606,854	8.0
Depreciation and amortization	286,826	3.3	254,657	3.4
Pre-opening costs	29,560	0.3	21,264	0.3
Impairment, closure costs, and asset disposals	21,139	0.2	19,291	0.3
Total non-GAAP Adjustments	$901,716	10.4%	$902,066	12.0%
Restaurant level operating margin	$2,062,119	23.9%	$1,707,009	22.6%